EXHIBIT 10.7

                                 PROMISSORY NOTE

                                               Date of Execution: March 29, 1999
                                                           Amount: $1,500,000.00

FOR VALUE RECEIVED, the undersigned ("Borrower") unconditionally (and jointly and severally, if more than one) promise(s) to pay to the order of NATIONSBANK, N.A., a National Banking Association ("Bank"), Sarasota (Banking Center) without setoff, at its offices at 1605 Main Street, Suite 101, Sarasota, Florida, 34236 or at such other place as may be designated by Bank, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

Rate

         1. The interest rate ("Rate") due under the Note shall be one and one-half percent (1.5%) in excess of the Eurodollar Rate, as hereinafter defined, which interest rate shall adjust with each change in the Eurodollar Rate.

         2. a. The Eurodollar Rate shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits of United States Dollars at approximately 11:00 a.m. (Charlotte, North Carolina time) on such day, or if such day is not a Domestic Business Day, on the immediately preceding Domestic Business Day, for a one month term. If for any reason such rate is not available for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) shall be the rate appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (Charlotte, North Carolina time) on such day, or if such day is not a Domestic Business Day, on the immediately preceding Domestic Business Day, for a one month term; provided, however, if more than one such rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. The rate shall be adjusted on a daily basis to reflect changes in the rate determined in accordance with the foregoing, effective on the date the change occurs.

                  b. "Domestic Business Day" means a day other than a Saturday, Sunday or day on which commercial banks are authorized or permitted to close in Charlotte, North Carolina.

                  c. The Borrower shall pay to Bank, from time to time and on demand, any sum(s) required to compensate the Bank for any additional cost (such as, but not limited to, a reserve requirement) incurred by the Bank at any time which (i) is attributable to the Bank's obtaining a deposit or deposits to cover the outstanding principal balance, (ii) decreases the effective spread or yield represented by the 1.5% component, that would be earned by the Bank but for such cost, and (iii) is caused or occasioned by any presently existing or subsequently introduced law, rule, regulations or other requirement (or by any change therein, changed effect or interpretation thereof or change in the Bank's cost of complying therewith) imposed, interpreted, administered or enforced by any federal, state or other governmental or monetary authority, which is imposed on or applied to the Bank or any assets held by, deposits or accounts in or with, or credits extended by the Bank. The Bank shall notify the Borrower from time to time of any such additional cost and such notice shall be binding and conclusive evidence of the Borrower's obligation to pay the stated sum upon receipt of the notice.

Notwithstanding any other provision contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

Accrual Method

Interest at the Rate set forth above, unless otherwise indicated, will be calculated on the basis of the 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

Rate Change Date

Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes.

Payment Schedule

All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other documents executed in connection with this Note ("Loan Documents"), then to interest due and payable, with the balance being applied to principal, or in such other order as Bank shall determine at its option.

1. Commencing April 28, 1999, and on the same day of each month thereafter, except for months containing less than 30 days in which case payment shall be made on the last day of such months through July 31, 2000, payments of all accrued and unpaid interest shall be made until maturity as set forth below.

2. The entire principal balance, together with all accrued and unpaid interest shall be due and payable in full on July 31, 2000.

Revolving Feature

         Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note; provided, however, that Borrower is not in default under any provision of this Note, any Loan Document, or any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitations on borrowings by Borrower. Bank shall have no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

Automatic Payment

         Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ____________________________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.


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

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by all terms and conditions of this Note, including the Additional Terms and Conditions set forth in the Addendum attached hereto and made a part hereof, and hereby executes this Note under seal.

                           BORROWER:

                           ELCOTEL, INC., a Delaware
                           corporation

                           By: /s/ William H. Thompson
                               -----------------------------------------
                               William Thompson, Senior Vice President

                                    (CORPORATE SEAL)

                           ELCOTEL DIRECT, INC., a Delaware
                           corporation

                           By: /s/ William H. Thompson
                               -------------------------------------
                                William Thompson, Vice President

                                    (CORPORATE SEAL)

                           TECHNOLOGY SERVICE GROUP, INC.(ELCOTEL HOSPITALITY SERVICES, INC.), a Delaware corporation

                           By: /s/ William H. Thompson
                               ---------------------------------------
                               William Thompson, Vice President

                                    (CORPORATE SEAL)


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

                                    ADDENDUM

                                       OF

                         ADDITIONAL TERMS AND CONDITIONS

1. Waivers, Consents and Covenants. Borrower, any indorser, or guarantor hereof or any other party hereto (collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, notice of demand, notice of intent to accelerate, and notice of acceleration of maturity, protest, notice of protest, notice of non-payment, notice of dishonor, and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note or of any Loan Documents; (b) consent to any and all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or releases or discharge by Bank of any of Obligors or release, substitution, or exchange of any security for the payment hereof, or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree that no such action, failure to act or failure to exercise any right or remedy on the part of Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection of this Note or of any indorsement or guaranty hereof and/or the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including without limitation, reasonable attorneys' fees, including fees related to any trial, arbitration, bankruptcy, appeal or other proceeding.

2. Indemnification. Obligors agree to promptly pay, indemnify and hold Bank harmless from all state and federal taxes of any kind and other liabilities with respect to or resulting from advances made pursuant to this Note; provided however this shall not apply to income taxes, Federal, State or otherwise, of the Bank. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Bank.

3. Prepayments. Prepayment may be made in whole or in part at any time. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion.

4. Events of Default. The following are events of default hereunder: (a) the failure to make any payment due under this Note within ten (10) days after the due date or the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate of Bank, whether under this Note or any other agreement, note or instrument now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any of Obligors whether to Bank or some other party, the security for which constitutes an encumbrance on the security for this Note; (c) death of any Obligor (if an individual), or a proceeding being filed or commenced against any Obligor for dissolution or liquidation, or any Obligor voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (d) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any other property of, or an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) any lien or additional security interest being placed upon any of the property which is security for this Note; (f) acquisition at any time or from time to time of title to the whole of or any part of the property which is security for this Note by any person, partnership, corporation or other entity; (g) Bank determining that any representation or warranty made by any Obligor in any Loan Documents or otherwise to Bank is, or was, untrue or materially misleading; (h) failure of any Obligor to timely deliver such financial statements, including tax returns, and other statements of condition or other information as Bank shall request from time to time; (i) any default under any Loan Documents; (j) entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion;
         (k) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or, (m) the failure to comply with any law or regulation regulating the operation of Borrower's business which has a material effect on Borrower's business.

5. Remedies Upon Default. Whenever there is a default under this Note, (a) the entire balance outstanding and all other obligations of Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall, at the option of Bank, be increased at Bank's discretion up to the maximum rate allowed by law, or if none, twenty-five percent (25%) per annum (the "Default Rate"); and/or (c) to the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed five percent (5%) of any payment in default for more than fifteen (15) days. The provisions herein for a Default Rate or a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to setoff and charge against any deposit accounts of any Obligor, as well as any other property of such party at or under the control of Bank, without notice or demand, any and all obligations due hereunder.

6. Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such wavier, if any, shall apply only with respect to the specific instance involved, and


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

         shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

7. Applicable Law. This Note shall be construed under the internal laws and judicial decisions of the State of Florida, and the laws of the United States as the same may be applicable.

8. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

9. Jurisdiction and Venue. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, and expressly waive any objections as to venue in any such courts, and agree that service of process may be made on Obligors by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

10. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED NOTES OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTICE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         1. SPECIAL  RULES.  THE  ARBITRATION  SHALL BE CONDUCTED IN THE CITY OF
         BRADENTON, FLORIDA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE


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

         PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

         2. RESERVATION OF RIGHTS. NOTHING IN THIS NOTE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATIONS OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONALLY OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS NOTE. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONALLY OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH

         ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

11. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives; provided, however, that no obligations of the Borrower or the Obligor hereunder can be assigned without prior written consent of Bank.

12. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.      Year 2000 Representations,  Covenants and Warranties.  (1) Borrower has
         (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. (2) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. (3) Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower."


                           BORROWER:

                           ELCOTEL, INC., a Delaware
                           corporation

                           By: s/s William H. Thompson
                               ----------------------------------------
                               William Thompson, Senior Vice President

                           (CORPORATE SEAL)

                           ELCOTEL DIRECT, INC., a Delaware
                           corporation

                           By: s/s William H. Thompson
                               ----------------------------------------
                               William Thompson, Vice President

                                    (CORPORATE SEAL)

                           TECHNOLOGY SERVICE GROUP, INC.(ELCOTEL HOSPITALITY SERVICES, INC.), a Delaware corporation

                           By: s/s William H. Thompson
                               ----------------------------------------
                               William Thompson, Vice President

                                    (CORPORATE SEAL)


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